EXHIBIT 10.1

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

TECHNOLOGIES SCAN CORP.

12% CONVERTIBLE DEBENTURE DUE JULY 31TH 2016

AMOUNT:         $ 100,000.00

THIS CONVERTIBLE DEBENTURE (this “DEBENTURE”) is entered into by and between:

 6287182 Canada inc., body duly incorporated as per the laws of Canada, having its head office at 1840 1ère rue Suite 101A, St-Romuald, Lévis, Québec, G6W 5M6

(Hereinafter “PAYEE”),

And

Technologies Scan Corp, a body duly incorporated as per the laws of Nevada, having a place of business at 331 Labelle, St-Jérôme, Québec, J7Z 5L2

(Hereinafter “CORPORATION”).

FOR VALUE RECEIVED CORPORATION acknowledges itself indebted to and hereby promises to pay to the registered holder hereof on July 31th 2016 (the "Maturity Date"), on presentation and surrender of this Debenture at the registered office of the Corporation, the principal sum of $ 100,000.00 and all accrued interest. The Corporation shall be required to pay that amount of accrued interest thereon at the rate of 12% per annum, calculated quarterly, in like money, at the end of each quarter, for the interest accrued in that quarter,   commencing on date of this Debenture and continuing thereafter on each subsequent quarter during the three year term of this Debenture.  Payments of interest shall continue to be made thereafter by the Corporation for the remaining term of the Debenture.

This Debenture shall be subject to the following conditions:

1. Redemption

1.1 The Corporation may redeem this Debenture without penalty by paying the principal amount outstanding on this Debenture (the “Principal”) together with all interest accrued but unpaid thereon as at the effective date of redemption. After 12 months from the date of this Debenture, the Corporation has the further option of redeeming this Debenture.

1.2 In order to effect a redemption of this Debenture, the Corporation shall deliver notice to the holder of its intention to redeem the Debenture not less than 60 days prior to the effective date of redemption.

1.3 If the Corporation gives the notice referred to in paragraph 1.2, at any time during such notice period the holder may elect to convert any amount outstanding on this Debenture into Shares of the Corporation (the “Shares”) provided that the holder follows the procedure referred to in Section 2.

1.4 If the holder does not elect to convert this Debenture into Shares, the Corporation may deposit in a special account in any chartered bank or any trust company in Quebec, Canada named in the Corporation’s redemption notice, sufficient funds to fully redeem the Debenture, and thereafter the Debenture shall be deemed to be redeemed as of the effective date of the redemption and the rights of the holder after such redemption date shall be limited to receiving his or her Principal outstanding under the Debenture together with any accrued but unpaid interest payable thereon at redemption, upon presentation of the original Debenture for redemption.  Following such deposit, no further interest will be payable upon the redemption moneys after the effective date of redemption.  Any interest which may accrue on any such account shall belong to the Corporation.

1.5 Upon the issue of the Shares and the payment of any requisite moneys pursuant to the conversion privilege referred to in section 2, this Debenture shall be deemed to be redeemed by the Corporation.

2. Conversion

2.1 The holder of the Debenture shall have the right at any time prior to the repayment of the Principal to convert all or portion of the principal (but not including any accrued but unpaid interest thereon) into fully paid and non assessable Shares at a price per share shall be equal to 80% of the average closing price for 5 consecutive days prior to the notice of conversion

2.2 In order to exercise the conversion privilege described above, the holder shall deliver to the registered office of the Corporation (or to such other place as the Corporation may direct) written notice  (the “Notice”) which shall be irrevocable, signed by the holder, stating that the holder has not assigned any of his or her right, title and interest in or under the Debenture and that the holder elects to convert the Debenture or a portion thereof as of the date given in the Notice.  The Notice shall be delivered to the Corporation at least 60 days prior to the date it is to be effective and shall also state the name or names (with addresses) in which the certificate for Shares which shall be issuable on such conversion, shall be issued.

2.3 If the Principal to be converted does not divide equally by the Conversion Price, no fraction of a Share shall be issued and the Corporation shall deliver the difference to the holder.

2.4 As promptly as practicable after the effective date of the conversion, the Corporation shall issue and deliver to the holder, a certificate in the name or names of the person or persons specified in the Notice and shall enter the holder’s name in the Shareholder’s Register of the Corporation in respect of the subject Shares.  At the same time, the Corporation shall pay to the holder any accrued but unpaid interest on the Debenture.

2.5 In case the Corporation shall hereafter:

(a) declare a dividend or make a distribution on its Shares that is payable in Shares;

(b) subdivide its outstanding Shares into a greater number of Shares; or

(c) consolidate its outstanding Shares into a smaller number of Shares;

(such event being herein called a “Common Share Reorganization”), the Conversion Price thereafter shall be proportionately adjusted so that the holder, upon surrender of the Debenture for conversion after such time shall be entitled to receive Shares of equal value to the Shares which he or she would have been entitled to receive had such Debenture been converted immediately prior to such Common Share Reorganization.

2.6 The Corporation shall at all times while this Debenture remains outstanding, reserve and keep available out of its authorized but unissued Shares, for the purpose of effecting the conversion of the Debenture, such number of Shares as shall from time to time be sufficient to effect the conversion of all of the Principal outstanding under this Debenture.  As a condition precedent to the taking of any action which would require an adjustment to the Conversion Price, the Corporation shall take any corporate action which may be necessary in order that the Corporation shall have issued and reserved in its authorized capital, and may validly and legally issue, the Shares to which the holder is entitled on the full exercise of his or her conversion rights in accordance with the provisions of this Debenture.

3. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants with the Holder as follows:

(a) Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Debenture and the performance of all obligations of the Company hereunder has been taken, and this Debenture constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Note except any notices required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), or such filings as may be required under applicable state securities laws, which, if applicable, will be timely filed within the applicable periods therefor.

(c) No Violation. The execution, delivery and performance by the Company of this Debenture and the consummation of the transactions contemplated hereby will not result in a violation of its Certificate of Incorporation or Bylaws, in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

4. Representations and Covenants of the Holder. The Company has entered into this Debenture in reliance upon the following representations and covenants of the Holder:

(a) Investment Purpose. This Debenture and the common stock issuable upon conversion of the Debenture are acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Holder understands (i) that this Debenture and the common stock issuable upon conversion of this Debenture are not registered under the 1933 Act or qualified under applicable state securities laws, and (ii) that the Company is relying on an exemption from registration.

(c) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Risk of No Registration. The Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell the common stock issuable upon conversion of the Debenture, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the Debenture or the common stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

4. General

4.1 This Debenture is a direct obligation of the Corporation but is not secured by any mortgage, pledge or other charge.

4.2 The Corporation reserves the right to issue additional Debentures or other series of debentures, from time to time as the directors of the Corporation see fit.

4.3 No transfer of this Debenture shall be valid unless the name and address of the transferee has been duly recorded in the Register of Debenture holders of the Corporation.

4.4 Any notice to be given by any party to the other pursuant to this Debenture shall be in writing and shall be delivered by hand or certified mail as follows:

(a) if to the Corporation, to its registered office, presently located at 331 Labelle, St-Jérôme, Québec, Canada, J7Z 5L2, and

(b) if to the holder, to the address of the holder in the Register of Debenture holders of the Corporation,

or to such other address as either party may advise the other by notice hereunder.  Any such notice shall be deemed to be received if delivered, when delivered, and if mailed as aforesaid, on the third business day following its posting.

4.5 Time shall be of the essence of this Debenture.

4.6 This Debenture shall be subject to and interpreted in accordance with the laws of Nevada.  All disputes that may arise under this Debenture shall be dealt with in the courts of Nevada and the holder shall agree to attorn to and be subject to the same.

4.7 This Debenture shall be binding upon and endure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns. Subject to the restrictions on transfer described in Section 5 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

5. Transfer of This Debenture or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Debenture or securities into which this Debenture may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws, or that such transfer would adversely affect the Company's ability to account for future transactions to which it is a party as a pooling of interests, and notifies the Holder thereof within five (5) business days after receiving notice of the transfer, the Holder may effect such transfer. The Debenture thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the 1933 Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

In witness whereof the parties has duly executed this Debenture under the hand of its officer properly authorized in that behalf, this 31th day of July, 2013.

6287182 Canada inc.

By:_______________________________

Its:_______________________________

TECHNOLOGIES SCAN CORP.

By:_______________________________

Its:_______________________________